EX-99.906CERT

CERTIFICATION

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of the State Farm Associates’ Funds Trust (the “registrant”), hereby certifies, to such officer’s knowledge, that:

1.	The registrant’s report on Form N-CSR filed with the Securities and Exchange Commission for the period ended May 31, 2007 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: July 23, 2007

/s/ Edward B. Rust, Jr.
Edward B. Rust, Jr.
President

/s/ Michael L. Tipsord
Michael L. Tipsord
Senior Vice President and Treasurer

The foregoing certification is not being filed as part of the Report nor as a separate disclosure document.